                                                                   EXHIBIT 10.20

                                   18th Floor
                           SECOND AMENDMENT TO LEASE


       This Second Amendment to Lease (the "Second Amendment") is dated as of February 23, 1998, for reference purposes only, and is made between 50 West San Fernando Associates, a California limited partnership ("Landlord") and AboveNet, a California corporation ("Tenant") with reference to the following facts and circumstances, which are conclusively agreed between the parties:

              A. Landlord and Tenant are parties to that certain Office Lease dated for reference purposes as of May 24, 1996, as amended by First Amendment to Lease dated as of December 12, 1996 (collectively referred to as the "Lease"). All capitalized words having an assigned meaning in the Lease shall continue to have such meaning in this Amendment unless explicitly modified.

              B. The Lease relates to Landlord's premises located on the 18th floor of Landlord's property located at 50 West San Fernando Street, San Jose, California (the "Building"). Said 18th floor premises are divided into the following spaces, which are more exactly located and identified on the floor plan which is attached hereto as Exhibit "A" and incorporated by reference herein.


                       USEABLE
SPACE                SQUARE FEET
-----                -----------
  A                     1,560
  B                       857
  C                       737
  D                     1,813
  E                     4,005
=====                   =====
TOTAL                   8,972


       The total rentable square feet in these spaces is 9,842.28.

              C. Pursuant to the Lease, Tenant has leased from Landlord a total of 2,402.43 rentable square feet of space constituting Space D and

Second Amendment To Lease                                           Page 2 of 17
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      a portion of Space C (comprising 413.57 rentable square feet) of the 18th floor of Landlord's Building located at 50 West San Fernando Street, San Jose, California. Pursuant to oral permission from Landlord, Tenant has also been occupying and using the remainder of Space C since July 1, 1997 (containing the remaining 323.43 rentable square feet). Spaces C and D are referred to herein as the "Existing Premises". The Lease of the Existing Premises is currently scheduled to expire on May 31, 2001.

            D. Landlord and Tenant wish to amend the Lease to add to the Existing Premises that certain space comprising all of Spaces A, B, and E (collectively referred to as the "18th Floor Expansion Space"), which contains a total of 7,440.25 rentable square feet of space, on the terms and conditions set forth below. As a part of this same transaction, Landlord and Tenant wish to extend the term of Tenant's lease on the Existing Premises such that said term is coterminous with the term on the 18th Floor Expansion Space, to settle various other issues between Landlord and Tenant, and to grant Landlord and Tenant various other rights. The Existing Premises and the 18th Floor Expansion Space are referred to herein collectively as the "Premises", and all references in the Lease to the Premises shall be, as regards periods of time following the execution hereof, to the totality of such space, which shall comprise 9,842.28 rentable square feet.

      Now, therefore, in consideration of all of the foregoing facts and circumstances, and for good and valuable consideration, the receipt of which is acknowledged by each party, Landlord and Tenant agree to and do amend the Lease as follows:

1.    DEMISE OF 18TH FLOOR EXPANSION SPACE

      Commencing on the Second Amendment Commencement Date (defined below) and subject to the terms and provisions of the Lease and this Second Amendment, Landlord hereby leases to Tenant, and Tenant leases from Landlord, the 18th Floor Expansion Space. All of the Existing Premises and the 18th Floor Expansion Space shall be deemed leased under one single, inseparable lease.

Second Amendment To Lease                                           Page 3 of 17
--------------------------------------------------------------------------------

            A. EXCEPTION; SPACE B: Notwithstanding anything to the contrary herein or in the Lease, Tenant understands and acknowledges that its lease will be subject to the occupancy of 4 storage tenants in Space B. Landlord will make its best efforts to relocate these storage tenants no later than sixty (60) days after the Second Amendment Commencement Date. Tenant's duty to pay rent will begin as to the entire Premises on the Second Amendment Commencement Date, notwithstanding this continued occupation, but if Landlord cannot remove the storage tenants within the time allowed, then Tenant's rent on Space B shall be abated starting on the 61st day and continuing until Landlord relocates the storage tenants.

As to storage tenants remaining in Spaces B and E, Tenant will pay directly or reimburse Landlord for the cost of a moving company to relocate such tenants to other storage space(s), will reimburse Landlord $3,200.00 on execution hereof for the recently incurred costs of storage cages in these Spaces, and will meet any other reasonably incurred costs of relocating such storage tenants.

2.    LEASE TERM FOR EIGHTEENTH FLOOR; EXTENSION OF LEASE TERM FOR EXISTING
      PREMISES

      Subject to the terms and provisions of this Second Amendment, Landlord and Tenant agree that the Lease Term of the Existing Premises shall be and hereby is extended as follows: The Lease Term shall continue from the Second Amendment Date for the remainder of a calendar month (if the Second Amendment Commencement Date occurs on a date other than the first day of a calendar month) plus one hundred twenty (120) full calendar months and expire, unless sooner terminated pursuant to the provisions of the Lease and this Second Amendment, on the last day of the 120th full calendar month following the Second Amendment Commencement Date (the "Lease Term Expiration Date"). The Lease Term for the 18th Floor Expansion Space shall begin on the Second Amendment Commencement Date and be coterminous with the Lease Term of the Existing Premises, and thus will also end, unless sooner terminated pursuant to the provisions of this Lease and this Second Amendment, on the Lease Term Expiration Date. Effective on execution hereof, Paragraph 1.6 ("Term") of the Lease shall be of no further force or effect, but shall be deemed replaced by this Paragraph.

--------------------------------------------------------------------------------

Second Amendment To Lease                                           Page 4 of 17
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3. ROOF ACCESS AND SATELLITE RECEIVER MAINTENANCE

      Tenant may use and access the roof of the Building for the installation, placement, operation, or maintenance of satellite dishes, receivers, antennas, electronic equipment, or other items, as follows. As space and availability permits, Landlord will permit satellite dishes, receivers, antennas, electronic equipment, or other items to be placed by AboveNet customers on the roof of the Building, each pursuant to a separate written agreement providing for separate compensation to Landlord by the AboveNet customer. Such license agreements shall be on a master license form which Landlord will prepare, and shall be priced at a fair market value for the use of such space. Tenant understands and agrees that the right granted hereby is not exclusive and that Landlord may allow and charge others to use the roof for similar purposes or otherwise. In addition to all other waivers and indemnities granted under the Lease and this Amendment, Tenant waives all claims and liabilities against Landlord resulting from the use and access to the roof area of the Building by Tenant and/or its agents, servants, employees, customers, customer representatives, and any other persons permitted such access by Tenant, agrees to indemnify and defend Landlord and its agents, servants, employees, attorneys, officers, directors, partners, and management companies against any claim, loss or damage resulting therefrom. Tenant and all persons who have access to the roof of the Building through Tenant shall at all times obey and follow rules and procedures relating to roof access and work which have been or will be established by Landlord, and all directives and orders of Landlord relating to roof access. In addition, roof access by Tenant, its customers, and its vendors shall be conducted only pursuant to Landlord's permission and with a Landlord's representative present throughout the access; installation of equipment or any other items on the roof shall be only with the written advance permission of Landlord; and vendor access will also be conducted only after submission of proof of current liability and worker's compensation insurance with limits satisfactory to Landlord, provision of names of personnel, company name and address, and provision of a schedule of maintenance or work. The provisions of this Paragraph also apply to any existing installations on the roof of the Building which belong to Tenant or its customers or which have been allowed or permitted by Tenant to be placed on the roof. Within 60 days of execution hereof, all such existing installations will be made the subject of new written agreements between Landlord and AboveNet and/or its customer, as the case may be, which will conform to all of the above requirements.

Second Amendment To Lease                                           Page 5 of 17
________________________________________________________________________________

4.   EXTRA MONTHLY BASE RENT

     Tenant agrees to pay Landlord a sum for its use of the 323.43 rentable space foot portion of Space C up to the Second Amendment Commencement Date, calculated by multiplying the Base Monthly Rental Rate of $0.50 per rentable square foot times 323.43 rentable square feet times the number of months from July 1, 1997 (the date on which this use began) to the Second Amendment Commencement Date. Said sum shall be paid on the Second Amendment Commencement Date.

5.   PLACEMENT AND OPERATION OF GENERATOR:

     Tenant shall not place any electrical generation equipment in the Premises or on the roof above the Premises. However, Tenant shall have the right to keep and maintain an electrical generator in a space adjacent to that used for the Building generator on floor P-1 of the Building parking area at the bottom of the ramp. The generator will require approximately 325 square feet of space. Tenant will pay Landlord as Additional Rent the sum of $150.00 per month to reimburse Landlord for the cost of the parking spaces which will be consumed by Tenant's generator. Tenant will pay all costs of installation, maintenance, repair, and upkeep of the generator, including reimbursing Landlord for any costs which Landlord is required to expend on account of the installation, maintenance, repair, or use of the generator. Upon expiration or earlier termination of the Lease, Tenant will remove the generator and restore the Building in all respects to its condition prior to installation.

6.   SECOND AMENDMENT COMMENCEMENT DATE

     Landlord shall deliver occupancy of the 18th Floor Expansion Space to Tenant on February 14, 1998 (the "Second Amendment Commencement Date"). In the event that Landlord does not deliver on said date, however, the Second
Amendment Commencement Date shall be the actual date of delivery. This Second Amendment shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, if Landlord is unable to deliver the 18th Floor Expansion Space by the Second Amendment Commencement Date, provided, that no Rent shall be payable by Tenant on the 18th Floor Expansion Space for any period prior to the date on which possession of the 18th Floor Expansion Space is delivered by Landlord. However, possession shall be deemed to be delivered notwithstanding the remaining
________________________________________________________________________________

Second Amendment To Lease                                           Page 6 of 17
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rights of storage tenants as set forth in Paragraph 1A.

7.   INCREASES IN PROPERTY TAXES:

     In the event that Tenant's use, occupancy, improvement, or maintenance of the Premises on the 18th floor of the Building causes an increase in the amount of property taxes payable by Landlord, Tenant shall pay Landlord the amount of such increase, as Additional Rent hereunder. Landlord may require Tenant to pay such amounts to Landlord thirty (30) days prior to the date on which each such tax payment is due, or Landlord may estimate the tax payments for each calendar year, provide Tenant with such estimates in writing, and require Tenant to pay one twelfth of such annual estimates in advance on a monthly basis. If Landlord elects to require Tenant to pay on estimates, Landlord will provide Tenant with a written reconciliation of estimates with actual expenses after the close of each calendar year, and there shall be an immediate adjusting by Tenant if actual expenses have been underpaid or by Landlord if actual expenses have been overpaid.

8.   INCREASES IN MONTHLY RENT

     Tenant's Monthly Rent on the Existing Premises shall remain as set forth in the Lease through the Second Amendment Commencement Date (plus the additional Monthly Rent for Space C as set forth in Paragraph 4 hereof. Tenant's Monthly Rent from and after the Second Amendment Commencement Date for the Premises shall be as set forth in the following table:

------------------------------------------------------------------
                                                          Total
               Rentable Square     Per Rentable          Monthly
Lease Year           Feet          Square Foot            Rent
------------------------------------------------------------------

   1*              9,842.28           $2.50            $24,605.70
   2**             9,842.28           $2.70            $26,574.16
   3               9,842.28           $2.90            $28,542.61
   4               9,842.28           $3.10            $30,511.07
   5               9,842.28           $3.30            $32,479.52
   6               9,942.28           $3.50            $34,447.98
   7               9,942.28           $3.70            $36,416.44
------------------------------------------------------------------

Second Amendment To Lease                                           Page 7 of 17
________________________________________________________________________________

                   ------------------------------------------
                    8         9,842.28     $3.90   $38,384.89
                   ------------------------------------------
                    9         9,842.28     $4.10   $40,353.35
                   ------------------------------------------
                   10         9,842.28     $4.20   $41,337.58
                   ------------------------------------------

* Includes twelve full calendar months plus the partial month, if any, between the Second Amendment Commencement Date and the last day of the calendar month in which it occurs.

**   This and all following Lease Years begins on the day following the end of the preceding Lease Year.

 9.  INCORPORATION OF 18TH FLOOR EXPANSION SPACE INTO THE PREMISES:

     From and after the Second Amendment Commencement Date, all of the terms and conditions of the Lease, as the same are amended and modified in this Second Amendment, shall be applicable to the 18th Floor Expansion Space in the same manner as applicable to the Existing Premises.

10.  SECURITY DEPOSIT

     Upon execution hereof, the Security Deposit pursuant to this Lease shall be increased from the current amount of $2,000 to an amount equal to the first month's Base Rent hereunder, that is, $24,605.70.

11.  OPTION TO EXTEND LEASE TERM FURTHER

     Landlord hereby grants to Tenant two (2) options (the "Options") to extend the Lease Term with respect to the Premises on the following terms and conditions:

     A.   GRANT:    The Options shall give Tenant the right to extend the Lease
Term (as set forth herein) for two additional periods each of which shall be five (5) years in length (each of which is referred to herein as an "Extended Term");

     B.   NOTICE:   Tenant shall give Landlord written notice of its exercise
of the Option (the "Notice of Exercise") no earlier than eighteen (18) nor later than fourteen (14) months before the date on which the Lease Term would end but for said exercise.
________________________________________________________________________________

Second Amendment To Lease                                           Page 8 of 17
________________________________________________________________________________

Unless a valid Notice of Exercise is given during the period specified in this Subparagraph, the Option shall be null, void, and of no force or effect. At any time that the Option has become null, void, and of no further force or effect, Tenant shall, at Landlord's written request, sign such documents as Landlord shall reasonably propose, establishing in recordable form that the Option no longer exists.

     C. CONDITIONS: Tenant may not extend the Lease Term pursuant to this Paragraph if (i) there is a Default by Tenant on the date of Tenant's Notice of Exercise; and/or (ii) Tenant has assigned or otherwise transferred its interest in this Lease and/or the Premises, whether or not Landlord has consented to such assignment or transfer, on the date of Tenant's Notice of Exercise; and any purported Notice of Exercise given under either of such circumstances shall be of no force or effect. The period of exercise of the Option shall not be extended for any period in which Tenant is unable to exercise the Option by reason of a Default, assignment, or transfer by Tenant; provided, however, that if there is a Default by Tenant which prevents Tenant from giving a valid Notice of Exercise and the Default by Tenant is later cured by Tenant within the applicable exercise period (without extension), then Tenant may exercise the Option by giving a new Notice of Exercise prior to the end of such unextended exercise period. If there is a Default by Tenant on the date that the Extended Term is to commence, and said Default has continued uncured past the applicable cure periods set forth in Paragraph 16.2 of the Lease, then Landlord may elect to terminate this Lease by written notice to Tenant, in which case the Lease shall terminate notwithstanding any Notice of Exercise, and in such case, the Notice of Exercise, the Option, and the Extended Term shall be of no force or effect (and any further Option shall be void). In such case, Landlord shall give the Tenant notice that Landlord elects to terminate the Lease on such grounds, no later than ten (10) days after the Extended Term would have otherwise commenced, which notice shall set a date not less than thirty (30) nor more than sixty (60) days after the date on which the notice is given, upon which date the Lease shall terminate and Tenant shall deliver possession of the Premises to Landlord.

     D. TERMS: Except as otherwise specifically excluded, all terms and conditions of the Lease as amended by this Second Amendment (except of this option) shall apply during any Extended Term created by Tenant's proper exercise of the Option, except that the Base Rent for the Extended Term shall be determined in accordance with Section 4 below, and the Tenant Improvement Allowances set forth
________________________________________________________________________________

Second Amendment To Lease                                           Page 9 of 17
________________________________________________________________________________

in the Lease and in this Second Amendment shall not be applicable to any Extended Term.

     E. FORMATION OF CONTRACT BY NOTICE: Once Tenant delivers notice of its exercise of the Option, Tenant may not withdraw such exercise and, subject to the provisions of this Section, such notice shall automatically operate to extend the Lease Term. Upon the extension of the Lese Term pursuant to this Section, the term "Lease Term" as used in this Lease shall thereafter include any Extended Term created by the exercise of the Option,and the Termination Date shall be the expiration date of such Extended Term.

     F. OTHER CONDITIONS TO EXERCISE: Tenant's options must be exercised sequentially, and if Tenant does not exercise the first of the two Options, or if, pursuant to the terms of this Section, the second Option shall thereupon, and without further action by either party, immediately lapse and be of no further force or effect. Each of the Options may be exercised only as to the total Premises then leased by Tenant under this Lease as amended, including any First Refusal Space which has been added to the Premises by Tenant's exercise of its right of first refusal.

12.  RENT DURING OPTION TERM.

     If Tenant elects to extend the Term of the Lease pursuant to Paragraph 5 above, Base Rent for the Extended Term shall be an amount equal to the Fair Market Rental Value (as defined below) of the Premises during such Extended Term, but in no event less than the Base Rent due during the last year of the Lease Term prior to such Extended Term. The amount of such Base Rent during the Extended Term shall be determined as follows:

     A. DETERMINATION OF FAIR MARKET RENTAL VALUE. The "Fair Market Rental Value", as used herein, shall be the reasonable market rental value for the use of the Premises permitted in this Lease (including, but not limited to, considerations of rental rates for comparable space with comparable tenant improvements located in the Building and in the central area of downtown San Jose in which the Building is located, but not elsewhere, cost of living or other rental adjustments, and the relative financial and credit strength of Tenant versus other tenants of comparable properties), on a "full service" basis, for a property which is already improved with the Tenant
________________________________________________________________________________

Second Amendment To Lease                                          Page 10 of 17
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Improvements which are present in the Premises, but with such periodic increases in rent during the Extended Term as the appraiser(s) shall determine to be reasonable market lease conditions.

      B. MUTUAL AGREEMENT. After timely receipt by Landlord of Tenant's notice of exercise of an Option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the Fair Market Rental Value of the Premises. If Landlord and Tenant agree on the Fair Market Rental Value of the Premises, then they shall immediately execute an amendment to this Lease stating such agreed upon Fair Market Rental Value as the Base Rent for the Extended Term. If Landlord and Tenant are unable to so agree upon the Fair Market Rental Value for the Premises, the provisions of Subparagraph
(c) below shall apply.

      C. APPRAISAL. If Landlord and Tenant cannot agree in writing on a Fair Market Rental Value for the Premises within five (5) days after the expiration of the thirty (30) day period described in Subparagraph (b) above, each party, at its cost and by giving notice to the other party, shall appoint an M.A.I. real estate appraiser, with at least five (5) years full-time commercial appraisal experience in this County, to appraise and set the Fair Market Value of the Premises. If a party does not appoint an appraiser within five (5) days after the other party has given notice of the name of its appraiser, the single appraiser shall be the sole appraiser and shall set the Fair Market Rental Value, and in such case, the cost of such sole appraiser shall be born equally by the parties. If two appraisers are appointed by the parties as provided in this Subparagraph, the appraisers shall meet promptly and attempt to set the Fair Market Rental Value. If they are unable to agree within twenty (20) days after the last appraiser has been appointed, then each of the two appraisers shall prepare a written report setting forth the basis of and result of his/her appraisal of the Fair Market Value of the Premises, and provide copies to Landlord and Tenant. The two appraisers shall attempt to select and agree upon a third appraiser meeting the qualifications stated in this Section within ten
(10) days after the last day the two appraisers are given to set the Fair
Market Rental Value. If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding judge of the Superior Court of County for the selection of a third appraiser who meets the qualifications stated above.
Each of the parties shall bear one-half (1/2) of the cost (including attorney's fees and court costs) of appointing the third appraiser and of paying the third appraiser's fee. The

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

Second Amendment To Lease                                          Page 11 of 17
--------------------------------------------------------------------------------

third appraiser, however selected, shall select which of the two appraisals submitted by the parties' respective appraisers more closely represents the Fair Market Rental Value for the Premises, which selection shall establish and set the Fair Market Rental Value of the Premises for purposes of determining the Base Rent during the Extended Term. The third appraiser shall be provided with the written appraisals of the first two appraisers upon appointment, and shall select which appraisal shall set Fair Market Rental Value within ten (10) days of appointment, by a written selection provided to Tenant and Landlord.

13.   LAPSE OF EXPANSION OPTION AND WAIVER OF OTHER RENEWAL OPTIONS

      Tenant agrees that the execution of this Second Amendment substitutes new obligations in lieu of Tenant's option to extend the Lease Term granted under Paragraph 3.4 of the Lease and Tenant's Expansion Option granted in Paragraphs 2.5, 2.5.1, and 2.5.2 of the Lease, that such options to extend and expand shall be of no further force or effect upon execution hereof, and accordingly, that on execution hereof, Paragraphs 3.4 and 2.5, 2.5.1, and 2.5.2 shall be deemed deleted from the Lease.

14.   CONDITION OF PREMISES.

      Tenant is currently in possession of the Existing Premises and is familiar with their condition, and Tenant has had the opportunity to become familiar with the 18th Floor Expansion Space and to perform any investigations of its condition and suitability as Tenant deemed necessary or appropriate. Tenant accepts the Premises in their current condition, "AS-IS", with all faults, and acknowledges that neither Landlord, nor any agent, employee, manager, or attorney of Landlord, has made any representations or warranties with respect to the Premises or the Building, or with respect to the suitability of either for the conduct of Tenant's business.

      Tenant recognizes that, in order to access the 18th floor, Tenant and its invitees and employees are using Landlord's freight elevator on a non-exclusive basis for passenger service as well as freight, and that Landlord will continue to use said elevator as the freight elevator for the Building. Pursuant to agreement, Landlord will, at its cost and expense, remove the protective pads and replace the floor of the freight elevator. Tenant agrees that it will be responsible financially for the additional

--------------------------------------------------------------------------------

Second Amendment To Lease                                          Page 12 of 17
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maintenance, repair, and replacement of all or part of the freight elevator due to Tenant's use and due to the removal of the protective surfaces, and that it will pay Landlord's invoices for such expenses, as Landlord shall reasonably determine, within ten (10) days of receipt, as Additional Rent.

15.   CONSTRUCTION OF TENANT IMPROVEMENTS IN THE 18TH FLOOR EXPANSION SPACE

      Tenant may construct Tenant Improvements in the 18th Floor Expansion Space pursuant to the provisions of the Lease and of this Second Amendment.

      A. All construction of Tenant Improvements must be through a licensed general contractor approved in advance in writing by Landlord, and pursuant to building and other required permits issued by the City of San Jose. Landlord shall also have the right to approve all subcontractors who will be working in the Building.

      B. Tenant shall construct any Tenant Improvements pursuant to plans and specifications which have been submitted to and approved in writing by Landlord prior to the beginning of construction, including (1) any engineering and load calculations and (2) power and energy calculations, each as Landlord shall deem necessary or appropriate. Such construction shall be in accordance with all laws and regulations applicable thereto, and subject to the confirmation of insurance as provided in the Lease. Tenant shall pay for any and all construction work and materials performed in regard to such Tenant Improvements, and shall keep the Building free and clear of all liens or encumbrances relating thereto in accordance with Paragraph 10.3 of the Lease. Construction shall otherwise be in accordance with the rules and requirements of Paragraphs 10.1 of the Lease. Tenant's contractor shall obey all regulations and directives of Landlord's management staff, and shall cooperate with said staff to minimize any inconvenience and/or damage to the Building. Prior to the start of construction, Tenant's contractor shall deposit with Landlord the sum of $1,000.00, which Landlord shall hold as a deposit against any damages to the Building, damage to neighboring tenants, completion of any common area or Building punchlist items, and full compliance with all Building regulations and directives.

      C. Tenant will pay all Monthly and Additional Rent payable hereunder,

Second Amendment To Lease                                          Page 13 of 17
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including making such payments during any period of construction of Tenant
Improvements in any of the Premises.

      D. Landlord will grant Tenant permission to redecorate and upgrade the common area elevator lobby on the 18th floor of the Building, at Tenant's sole cost of expense, and subject to all of the above requirements and all requirements of Paragraph 10.3 of the Lease.

      Subject to all of the foregoing requirements, Tenant shall construct and agrees to install, maintain, and use a 1200 amp separately metered electrical service, including a transformer. Installation and maintenance of the service and transformer (as well as all necessary associated wiring and other matters) shall be at Tenant's sole cost and expense. The transformer and service are to be located in Tenant's space on the 18th floor and separately metered. Tenant shall contract for service and directly pay all electrical bills incurred in this regard.

16.   UTILITIES

      Upon execution hereof, Tenant shall pay to Landlord, as Rent, and in addition to all other sums due under the Lease, the amount of $22,500.00 as and for the parties' agreed estimate of excess utility costs for the 18th floor space in the Building occupied by Tenant from January 1, 1997 through September 30, 1997. The parties agree that from and after October 1, 1997, and throughout the term of the Lease as amended hereby, Landlord has caused the utilities for the 18th floor space used by Tenant to be separately metered, and Tenant agrees to pay, as Rent, any and all sums due under such separately metered utilities, said payments to be due upon presentation of invoices and deemed overdue and in default ten (10) days thereafter.

17.   PARKING

      Subject to the provisions of the Lease relating to parking, Landlord shall make available to Tenant three (3) unreserved parking spaces in the Off-Site Parking Facilities from execution hereof and in addition, from and after September 1, 1998, five (5) unreserved spaces in the On-Site Parking Facilities, all at the standard rates charged by Landlord or its contractor for the use of such spaces. To the extent that Landlord is able to accommodate these needs consistent with its obligations to other

Second Amendment To Lease                                          Page 14 of 17
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tenants, Landlord will make the five (5) unreserved spaces in the On-Site
Parking Facility available earlier, but Tenant understands that (1) doing so will require Landlord to terminate existing parking spaces which are in excess of tenant's lease rights and (2) Tenant is currently using parking in excess of its lease rights under its other leases and would probably have to give up its excess parking use under its other leases and would probably have to give up its excess parking use under other leases to accommodate these five spaces in the period prior to September 1, 1998.

18.     CROSS-DEFAULT:

      Tenant acknowledges and agrees that it is currently leasing other portions of the Building pursuant to another lease between Landlord and Tenant relating to other premises in the Building, which lease is dated for reference purposes as of May 15, 1996 (relating to space on the 10th floor) as amended from time to time (the "Other Premises Lease"), that any Default by Tenant under this Lease shall be considered a Default by Tenant under the Other Premises Lease, and that any Default by Tenant under the Other Premises Lease shall be considered to be a Default By Tenant under this Lease. Accordingly, this Lease is amended to add the following Subparagraph (g) to the list of occurrences which constitute a Default by Tenant:

            (g) Any Default by Tenant under the Other Premises Lease between Landlord and Tenant, as amended from time to time.

Provided that Landlord has given any notice and opportunity to cure required by the Other Premises Lease, Landlord shall not be required to give any further notice or offer any further opportunity to cure a Default by Tenant under the Other Premises Lease in order to have such be considered a Default by Tenant hereunder. Any notice given by Landlord in order to satisfy the requirements of Other Premises Lease which meets the requirements of California Code of Civil Procedure Section 1161 shall also satisfy the notice requirements of such Section regarding unlawful detainer proceedings as to the premises which are the subject of this Lease, and no further notice shall be required. Tenant agrees that any Default by Tenant under this Lease shall also be considered a Default by Tenant under the Other Premises Lease. If there is a Default by Tenant under the Other Premises Lease, Landlord may, but is not required to, pursue any or all rights and remedies (separately or in combination) granted to Landlord under either such lease in regard to default.

Second Amendment To Lease                                          Page 15 of 17
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19.  ADMINISTRATIVE AND MANAGEMENT SERVICES BY LANDLORD

     In the event that, at Tenant's request, Landlord or Landlord's management company renders any administrative or management services to Tenant for matters which are outside the scope of Landlord's obligations under this Lease (including, but not limited to, construction management or administration, ordering special products, arranging extra janitorial or other services by building staff or subcontractors, finding and engaging contractors, subcontractors, or other goods and services providers, finding and engaging repair persons for Tenant's equipment and property, purchasing materials or supplying labor, and/or performing any services or providing any goods where Landlord expends funds which are to be reimbursed by Tenant and then bills Tenant for the cost thereof, which are referred to herein as "Extra Services"), Landlord shall be entitled to and shall charge Tenant a fee equal to Fifteen Percent (15%) of the cost of such matters (which fee is agreed as a reasonable reimbursement of Landlord for its administrative time and services expended in connection with arranging for such matters), in addition to receiving full reimbursement for all costs of such matters. Amounts payable under this Paragraph shall be considered to be Additional Rent, shall be paid within thirty (30) days of Landlord's invoice, and shall be subject to the late fees and interest payments set forth hereunder. Tenant waives any liability on the part of the Landlord arising out of the performance of Extra Services hereunder.

20.  NOTICE ADDRESS

     The notice address for Landlord pursuant to the Lease shall be changed as follows:

               50 West San Fernando Associates
               c/o Simon DeBartolo Group
               Attn: Vicki Herl, General Manager
               50 W. San Fernando St., Suite 405
               San Jose, California 95113

With a copy to:

               John Marshall Collins



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
Second Amendment To Lease                                          Page 16 of 17
--------------------------------------------------------------------------------

            Collins and Perkins
            111 W. St. John St., Suite 400
            San Jose, California 95113

21.   CONTINUING OBLIGATION

      Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

22.   EFFECT OF AMENDMENT

      This Second Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. The parties agree that the square footage figures set forth herein are for reference purposes only, and that the amounts payable hereunder will not vary based on any measurements taken subsequent to the execution hereof.

23.   BROKERAGE COMMISSIONS

      Neither party has been represented by a real estate broker in regard to the transaction represented by this Amendment, and no brokerage commissions or finder's fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim, loss, or damage, including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Tenant. Landlord will hold Tenant harmless and indemnify Tenant against any claim, loss, or damage, including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Landlord.

24.   ENTIRE AGREEMENT

      The Lease, as modified by this Second Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges

--------------------------------------------------------------------------------

Second Amendment to Lease                                          Page 17 of 17
--------------------------------------------------------------------------------

that neither Landlord nor Landlord's Agents have made any legally binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant's business.

LANDLORD:                               TENANT:

50 West San Fernando Associates,        AboveNet, a California corporation
a California limited partnership

By: SFG San Jose Company, LLC           By: /s/ STEPHEN BELOMY
    an Indiana limited liability           ------------------------------------
    company, its general partner           Stephen Belomy, Executive V.P. & CFO
                                           ------------------------------------
By: Melvin Simon & Associates,                     [Print Name and Title]
    Inc., an Indiana corporation,
    its manager                         Dated: 2/24/98
                                              ---------
By: /s/ HERBERT SIMON
   ------------------------------
      Herbert Simon, President

Dated:
      ---------------------------

                                  [FLOOR PLAN]